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                              August 14, 1997




U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re:  Kaiser Aluminum Corporation Form 8-K (File No. 1-9447)


Ladies and Gentlemen:

     On behalf of Kaiser Aluminum Corporation, a Delaware corporation, we hereby electronically submit for filing with the Securities and Exchange Commission, via EDGAR, the Company's Form
8-K, which contains information being disclosed pursuant to Item
5.

     Should you have any questions or require any additional information, please call the undersigned at (510) 847-5882.

                              Very truly yours,

                              KAISER ALUMINUM CORPORATION


                              By:  /s/ John M. Donnan
                                  -----------------------------
                                        John M. Donnan
                                        Corporate Counsel
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               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                        ----------------

                            FORM 8-K
                         CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported)
                          August 14, 1997




                  KAISER ALUMINUM CORPORATION
     (Exact name of Registrant as Specified in its Charter)




    Delaware                1-9447               94-3030279
(State or other        (Commission File       (I.R.S. Employer
jurisdiction of             Number)             Identification
incorporation)                                     Number)



    5847 San Felipe, Suite 2600, Houston, Texas 77057-3010
    (Address of Principal Executive Offices)    (Zip Code)



       Registrant's telephone number, including area code:
                         (713) 267-3777


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Item 5.  Other Events

On August 14, 1997, Kaiser Aluminum Corporation (the "Company") announced that it will redeem all 8,673,850 outstanding shares of its 8.255% PRIDES, Convertible Preferred Stock, par value $.05 per share ("PRIDES"), on August 29, 1997 (the "Redemption Date") pursuant to the terms of the Certificate of Designations of 8.255% PRIDES, Convertible Preferred Stock of Kaiser Aluminum Corporation (the "Certificate of Designations"). Upon redemption, holders of the PRIDES will receive .8333 of a share of the Company's Common Stock, par value $.01 per share ("Common Stock"), in exchange for each share of PRIDES they own, plus
cash for any fractional shares.   Holders may convert each share
of PRIDES into .8333 of a share of Common Stock at any time up to immediately prior to the close of business on the day prior to the Redemption Date.

The Call Price and the Current Market Price used for purposes of determining the exchange rate were $12.0303 and $14.4917,
respectively.   The Current Market Price is the lesser of (i) the
average of the closing prices of the Common Stock on the New York Stock Exchange (the "NYSE") for the 15 consecutive trading days ending on the date of determination, August 12, 1997 (the "Date of Determination"), or (ii) the closing price of the Common Stock on the NYSE on the Date of Determination. In accordance with the terms of the Certificate of Designations, the portion of a share of Common Stock to be exchanged by the Company for each share of outstanding PRIDES is the greater of (i) .8333, or ( ii) the result of dividing the Call Price by the Current Market Price. Because .8333 is the greater of the two, holders of the PRIDES are entitled to receive .8333 of a share of Common Stock for each share of PRIDES redeemed.

Pursuant to the terms of the Certificate of Designations, accrued and unpaid dividends on the PRIDES to, but not including, the Redemption Date are included in the formula used to determine the Call Price. Consequently, no dividends on the PRIDES will be paid or payable for the period June 30, 1997 to, but not including, the Redemption Date.

As a result of the redemption, up to 7,227,919 shares of Common
Stock will be issued.  The Company currently has approximately
71,719,723 shares of Common Stock outstanding.

The Company is sending a notice of redemption to the registered holders of the PRIDES, including a letter of transmittal to be used in surrendering certificates for redemption. BankBoston, N.A. is serving as exchange agent.

MAXXAM Inc. directly and indirectly holds approximately 62 percent of the Company on a fully diluted basis and will hold approximately 63 percent after giving effect to the redemption of the PRIDES.

                            SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           KAISER ALUMINUM CORPORATION
                                 (Registrant)



Date: August 14, 1997      By:       /s/ John T. La Duc
                              --------------------------------
                           Name:    John T. La Duc
                           Title:   Vice President and
                                    Chief Financial Officer